UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 12, 2008 (Date of earliest event reported)
Central Valley Community Bancorp (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	00031977 (Commission File Number)	770539125 (IRS Employer Identification Number)

7100 N. Financial Drive, Suite 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

After close of business on November 12, 2008, Central Valley Community Bancorp and Service 1st Bancorp, headquartered in Tracy, California completed the merger under which Service 1st Bancorp merged with and into Central Valley Community Bancorp, and the Service 1st Bancorp subsidiary, Service 1st Bank, with branches in Tracy, Stockton and Lodi, merged with and into Central Valley Community Bancorp's subsidiary, Central Valley Community Bank in a combined cash and stock transaction.

Under the merger agreement, Service 1st Bancorp shareholders will receive in exchange for the Service 1st Bancorp common stock an aggregate cash amount of $5,971,848 and an aggregate 1,628,685 of newly issued shares of Central Valley Community Bancorp.

As of September 30, 2008, Service 1st Bancorp had approximately $234 million in assets, compared to $525 million in assets held by Central Valley Community Bancorp on that date.

Item 9.01. Financial Statements and Exhibits

(a) Financial statement:
            Financial statement information regarding Service 1st Bancorp in the form and for the periods required pursuant to Regulation S-X 8.04 will be filed within 71 days of the date hereof.
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Central Valley Community Bancorp dated November 12, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2008	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ Daniel J. Doyle Daniel J. Doyle President and Chief Executive Officer (principal executive officer)

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Central Valley Community Bancorp dated November 12, 2008